EXHIBIT 15.1

                     [Letterhead of KPMG PEAT MARWICK LLP]


CVS Corporation
Woonsocket, RI 02895

Board of Directors:

Re:   Registration Statement No. 333-52055

               With respect to the subject Registration Statement, we acknowledge our awareness of the use therein of our report dated April 30, 1998 related to our reviews of interim financial information.

               Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by any accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                              Very truly yours,




                                              /s/ KPMG PEAT MARWICK LLP
                                              -------------------------------
                                              KPMG PEAT MARWICK LLP
                                              Providence, Rhode Island
                                              May 13, 1998